Exhibit 32.2

SECTION 1350 CERTIFICATIONS

The undersigned hereby certify that the quarterly report on Form 10-Q of Insight Capital, Inc. (the “Registrant”) for the quarter ended September 30, 2004, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ Michael S. Willner
Michael S. Willner
Chairman, President and Chief Executive Officer
Insight Capital, Inc.
November 15, 2004

/s/ John Abbot
John Abbot
Senior Vice President and Chief Financial Officer
Insight Capital, Inc.
November 15, 2004